Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

VIRAGEN, INC.

AMENDED AND RESTATED

BYLAWS

OF

VIRAGEN, INC.

SECTION 1. OFFICES

     The principal office of the corporation shall be located at its principal place of business or such other place as the Board of Directors (the “Board”) may designate. The corporation may have such other offices, either within or without the state of Delaware, as the Board may designate or as the business of the corporation may require from time to time.

SECTION 2. STOCKHOLDERS

     2.1 Annual Meeting

     The annual meeting of the stockholders shall be held each year within 120 to 270 days after the fiscal year end of the corporation at a date, time and location determined by resolution of the Board for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the annual meeting is not held on the date designated therefore, the Board shall cause the meeting to be held on such other date as may be convenient.

     At any time prior to the commencement of the annual meeting, the Board may postpone the annual meeting for a period of up to 120 days from the date fixed for such meeting in accordance with this Section 2.1.

     2.2 Special Meetings

     The Chairperson of the Board, the Chief Executive Officer, the President or the Board may call special meetings of the stockholders for any purpose.

     A special meeting may also be held following a written request by the holders of at least 50% of the voting power of all capital stock outstanding and entitled to cast votes at the meeting. Such written request shall be addressed to the Secretary of the corporation and shall state the purpose of the proposed meeting, which must be a proper matter for stockholder action under the General Corporate Law of the State of Delaware.

     In the case of any special meeting so requested by holders of at least 50% in voting power of all capital stock outstanding and entitled to cast votes at the meeting, the Board of Directors shall promptly, but in all events within 10 days after the date on which such written request is received, adopt a resolution fixing a date for such special meeting, which meeting date shall be no more than 90 days from the date of such resolution. If the Board of Directors fails to take such action, the record date shall be the 120th day after the date on which the written request was received. No business shall be conducted at any special meeting of stockholders other than the items of business stated in the notice of meeting given in accordance with Section 2.4.

     2.3 Place of Meeting

          2.3.1 Place

     Meetings of stockholders may be held at the principal office of the corporation or at such other place within or without the state of Delaware designated by the Board, by any persons entitled to call a meeting hereunder or in a waiver of notice signed by all the stockholders entitled to notice of the meeting. The Board may, in its sole discretion, determine that the meeting shall not be held in any place, but instead be held solely by means of remote communication.

          2.3.2 Remote Communication

     If authorized by the Board in its sole discretion, subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in the meeting and (b) be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

     2.4 Notice of Meeting

          2.4.1 Manner of Notice

     The Chairperson of the Board, the Chief Executive Officer, the President, the Secretary, the Board, or stockholders calling an annual or special meeting of stockholders as provided for herein, shall cause to be delivered to each stockholder entitled to notice of or to vote at the meeting written notice stating the place (if any), date and hour of the meeting, the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and to vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice shall be delivered personally, by mail or by a form of electronic transmission to which the stockholder to whom notice is given has consented, not less than 10 (or the minimum number permitted by applicable law) nor more than 60 days (or the maximum number permitted by applicable law) before the meeting.

          2.4.2 Delivery of Notice

     If such notice is mailed, it shall be deemed delivered when deposited in the official government mail, with postage prepaid, properly addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the corporation. If such notice is given by a form of electronic transmission to which the stockholder has consented (which consent shall be revocable at any time by such stockholder by written notice to the corporation), such notice shall be deemed delivered as follows: (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i)

such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder. Notice given in any other manner shall be deemed delivered when dispatched to the stockholder’s address.

          2.4.3 Exceptions to Notice Requirement

     Whenever notice is required to be given under any provision of these Bylaws, the Certificate of Incorporation or the Delaware General Corporation Law: (a) to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person, and any action or meeting which shall be taken of held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given; (b) to any stockholder to whom (i) notices of two consecutive annual meetings, and all notices of any special meetings during the period between such two consecutive annual meetings, or (ii) if applicable, all, and at least two, payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such person at such person’s address as shown on the records of the corporation and have been returned undeliverable (other than notices given by electronic transmission), the giving of such notice to such person shall not be required, and any action or meeting that shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth such person’s then-current address, the requirement that notice be given to such person shall be reinstated.

     2.5 Business for Stockholders Meetings

          2.5.1 Business at Annual Meetings

     In addition to the election of directors, other proper business may be transacted at an annual meeting of stockholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be (a) brought by or at the direction of the Board or (b) brought before the meeting by a stockholder pursuant to written notice thereof, in accordance with Section 2.5.3 hereof, and received by the Secretary not fewer than 90 or more than 120 days prior to the anniversary date of the prior year’s meeting. No business shall be conducted at any annual meeting of stockholders except in accordance with this Section 2.5.1. If the facts warrant, the Board or the Chairperson of an annual meeting of stockholders, may determine and declare that (a) a proposal does not constitute proper business to be transacted at the meeting or (b) business was not properly brought before the meeting in accordance with the provisions of this Section 2.5.1 and, if it is so determined in either case, any such business shall not be transacted. The procedures set forth in this Section 2.5.1 for business to be properly brought before an annual meeting by a stockholder are in addition to, and not in lieu of, the requirements set forth in Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, as amended, or any successor provision.

          2.5.2 Business at Special Meetings

     At any special meeting of the stockholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with Section 2.4 hereof, shall come before such meeting.

          2.5.3 Notice to Corporation

     Any written notice required to be delivered by a stockholder to the corporation pursuant to Section 2.2, Section 2.4, Section 2.5.1 or Section 2.5.2 hereof must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s principal executive offices. Any such stockholder notice shall set forth (a) the name and address of the stockholder proposing such business; (b) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the corporation that are beneficially owned by the stockholder, (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business; and (d) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the stockholder in such business.

          2.5.4 Proxy Statements Relating to Stockholder Proposals

     Except to the extent required under applicable laws or Exchange Requirements (as such term is defined in Section 3.5) nothing in these Bylaws shall require the corporation to include on its proxy card, or describe in its proxy statement, disseminated in connection with any meeting of stockholders, information relating to any stockholder proposal.

     2.6 Waiver of Notice

          2.6.1 Waiver in Writing or by Electronic Transmission

     Whenever any notice is required to be given to any stockholder under the provisions of these Bylaws, the Certificate of Incorporation or the Delaware General Corporate Law, a written waiver, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

          2.6.2 Waiver by Attendance

     The attendance of a stockholder at a meeting, in person, by proxy or by remote participation, shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     2.7 Fixing of Record Date for Determining Stockholders

          2.7.1 Meetings

     For the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than 60 (or the maximum number permitted by applicable law) or less than 10 days (or the minimum number permitted by applicable law) before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at the meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board may fix a new record date for the adjourned meeting.

          2.7.2 Dividends, Distributions and Other Rights

     For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record dates adopted, and which record date shall be not more than 60 (or the maximum number permitted by applicable law) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

          2.7.3 Owners of Record

     The Corporation will be entitled to treat the person in whose name any certificate representing shares of stock of the Corporation is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has notice thereof, except as expressly provided by applicable law.

2.8 List of Stockholders

     It shall be the duty of the Secretary or other officer of the Corporation who has charge of the stock ledger to prepare or cause to be prepared, at least 10 days before the meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder’s name. Such list shall be produced and kept available at the times and places required by the Delaware General Corporate Law.

     2.9 Order of Business

     (a) The Chairperson of the Board, or such officer of the Corporation designated by a majority of the Board, will call meetings of the stockholders to order and will act as the Chairperson thereof. Except as otherwise provided by the Delaware General Corporate Law or the Certificate of Incorporation or unless otherwise determined by the Board prior to the meeting, the Chairperson of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of the meeting, including without limitation, by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders’ meeting, by ascertaining whether any stockholder or the stockholder’s proxy may be excluded from any meeting of the stockholders based upon any determination by the Chairperson, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings at the meeting of the stockholders and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

     (b) At an annual meeting of the stockholders, only such business will be conducted or considered as in properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairperson of the Board or the Board in accordance with these Bylaws, (ii) otherwise properly brought before the meeting by the Chairperson or by or at the direction of a majority of the Board, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with Section 2.5.3 of these Bylaws.

     (c) At a special meeting of stockholders, only such business may be conducted or considered as it set forth in the notice of the meeting given pursuant to Section 2.5.2.

     (d) The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with these Bylaws will be made by the Chairperson of such meeting. If the Chairperson determines that any business is not properly brought before such meeting, he or she will so declare to the stockholders present at the meeting and any such business will not be conducted or considered.

     2.10 Quorum

     Except as otherwise provided in this Section, a majority of the outstanding shares of the corporation entitled to vote, present in person or represented by proxy at the meeting, shall constitute a quorum at a meeting of the stockholders; provided, however, that where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If at least one-third of the outstanding shares of the corporation is present or represented by proxy at a reconvened meeting following such an adjournment, a quorum shall be present at such reconvened meeting and any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     2.11 Manner of Acting

     In all matters other than the election of Directors, if a quorum is present, the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the Delaware General Corporate Law. Where a separate vote by a class or classes is required, if a quorum of such class or classes is present, the affirmative vote of the majority of outstanding shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

     2.12 Proxies

          2.12.1 Appointment

     Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Such authorization may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent (a) executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature, or (b) transmitting or authorizing the electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, however, that any such electronic transmission must either set forth or be accompanied by information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a stockholder has authorized another person to act as proxy for such stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

          2.12.2 Delivery to Corporation; Duration

     A proxy shall be filed with the secretary before or at the time of the meeting. A proxy shall become invalid three years after the date of its execution unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

     2.13 Voting of Shares

     Except as provided in the Certificate of Designations for any series of preferred stock that may be authorized by the Board, each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of stockholders shall be entitled to one vote upon each such issue.

     2.14 No Cumulative Voting for Directors

     The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of the corporation.

     2.15 No Action by Stockholders Without a Meeting

     Actions of the stockholders may be taken only at a properly convened meeting thereof and may not be taken by written consent.

     2.16 Inspectors of Election

          2.16.1 Appointment

     In advance of any meeting of stockholders, the Board shall appoint one or more persons to act as inspectors of election at such meeting and to make a written report thereof. The Board may designate one or more persons to serve as alternate inspectors to serve in place of any inspector who is unable or fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the Chairperson of such meeting shall appoint one or more persons to act as inspector of elections at such meeting.

          2.16.2 Duties

     The inspectors of election shall:

(a)	execute and deliver an Oath of Office in form and substance customary for such purposes;

(b)	ascertain the number of shares of the corporation outstanding and the voting power of each such share;

(c)	determine the shares represented at the meeting and the validity of proxies and ballots;

(d)	count all votes and ballots; and

(e)	report upon the results of all matters submitted to a vote of stockholders.

SECTION 3. BOARD OF DIRECTORS

     3.1 Powers

     The business and affairs of the Corporation will be managed by or under the direction of its Board which may exercise all such powers of the corporation and do all such lawful acts and things as are not prohibited by the Delaware General Corporate Law or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

     3.2 Number; Election and Term of Office

     Subject to the rights, if any, of any series of Preferred Stock to elect additional directors under circumstances specified in a Certificate of Designation, the authorized number of directors shall be not less than three (3) and not more than ten (10), as fixed from time to time by resolution of the Board. Except as provided in Section 2.5, the directors shall be elected at the annual meeting of the stockholders. Directors of the Board shall be divided into three classes, as equal in number as may be possible, and designated Class A, Class B and Class C, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. Directors shall be elected for a full term of three years. At the first annual meeting of stockholders or any special meeting properly convened for the purpose, the terms of the Class A directors shall expire and the Class A directors shall be elected for a full term of three years. At the second annual meeting or any special meeting properly convened for the purpose, the terms of the Class B directors shall expire and the Class B directors shall be elected for a full term of three years. At the third annual meeting of stockholders or any special meeting properly convened for the purpose, the terms of the Class C directors shall expire and the Class C directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders or special meeting in lieu thereof, directors elected to succeed the directors of the Class whose terms expire at such meeting shall be elected for a full term of three years. Any reduction of the authorized number of directors may not remove any director prior to the expiration of that director’s term of office, unless, at the time of such decrease, there shall be vacancies on the Board that are being eliminated by such reduction.

     3.3 Limitation on Number of Boards

     Directors may sit on a maximum of five (5) boards in addition to that of the corporation. The Chief Executive Officer may sit on a maximum of two (2) additional boards. This limitation does not apply to board participation in recognized not for profit organizations.

     3.4 Committees

     (a) The Board shall at all times maintain an Audit and Finance Committee in accordance with the provisions of Section 3.5. The Board may also designate one or more additional committees, each consisting of one or more directors of the Corporation and each to have such powers and duties as the Board may confer pursuant to the Delaware General Corporate Law. Each committee of the Board will serve at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of the committee.

     (b) Each committee of the Board shall prepare a charter and may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by such committee. Unless otherwise prescribed in any resolution from time to time adopted by the Board, a majority of the members of any committee of the Board is a quorum for the transaction of business and the act of a majority of the members present at the meeting at which there is a quorum will be the act of that committee.

     3.5 Audit and Finance Committee

     In addition to any committees appointed pursuant to Section 3.4, there shall be an Audit and Finance Committee. The Audit and Finance Committee shall be appointed annually by the Board and shall consist of at least three Directors who are not members of management and who shall have such other qualifications as may be required by the Board, applicable law and the requirements of any national securities exchange on which the securities of the corporation are then traded (the “Exchange Requirements”). The duties of the Audit and Finance Committee shall be set forth in a written charter recommended by that Committee and adopted by the Board, which charter shall comply with applicable law and the Exchange Requirements. Such duties shall include (a) appointing, determining compensation for, approving the services of an overseeing the corporation’s independent registered public accountants; (b) overseeing the qualifications, independence and performance of the corporation’s independent registered public accountants; (c) monitoring the integrity of the corporation’s financial statements, financial reporting process and systems of internal finance and accounting controls; (d) establishing procedures for the receipt, retention and communication of complaints regarding accounting, internal accounting controls or auditing matters; and (e) discharging such other responsibilities as may from time to time be assigned to the Audit and Finance Committee by the Board. The Audit and Finance Committee shall meet at such times and places, not inconsistent with its charter or applicable law, as its members deem advisable, and shall make such recommendations to the Board as it considers appropriate.

     3.6 Nominating and Governance Committee

     The Board may, in its discretion, designate a Nominating and Corporate Governance Committee consisting of one or more Directors who are not members of management as it may from time to time determine. If appointed, the members of the Nominating and Governance Committee shall have such qualifications as may be required by the Board, applicable law and the Exchange Requirements. The duties of the Nominating and Governance Committee shall be set forth in a written charter recommended by the Nominating and Governance Committee and adopted by the Board, which charter shall comply with applicable law and the Exchange Requirements. Such duties my include (a) reporting and making recommendations to the Board on the size and composition of the Board; (b) evaluating and selecting, or recommending that the Board select, nominees for election and re-election to the Board or appointment to committees thereof; (c) developing and recommending to the Board a set of corporate governance principles for the corporation and code of business conduct and ethics applicable to specified executive officers of the corporation; and (d) discharging such other responsibilities, not inconsistent with its charter or applicable law, as may from time to time be assigned to the Nominating and Governance Committee by the Board. The Nominating and Governance Committee shall meet at such times and places as its members deem advisable, and shall make such recommendations to the Board as it considers appropriate.

     3.7 Compensation Committee

     The Board may, in its discretion, designate a Compensation Committee consisting of at least two independent Directors who are not members of management as it may from time to time determine. If appointed, the members of the Compensation Committee shall have such qualifications as may be required by the Board, applicable law and the Exchange Requirements. The duties of the Compensation Committee shall be set forth in a written charter recommended by the Compensation Committee and adopted by the Board, which charter shall comply with applicable law and the Exchange Requirements. Such duties may include (a) establishing and reviewing periodically, but not less than annually, the compensation of the Chief Executive Officer and other executive officers of the corporation; (b) making recommendations to the Board concerning the compensation of, directors and consultants of the corporation; (c) developing and reviewing incentive compensation plans for the employees of the corporation; (d) carrying out the duties assigned to the Compensation Committee under any stock option plan or other plan approved by the corporation; (e) approving and making grants to stock options and other equity securities to the executive officers of the corporation; and (f) consulting with the President or Chief Executive Officer concerning any compensation matters deemed appropriate by the President, the Chief Executive Officer or the Compensation Committee; and (g) discharging such other responsibilities, not inconsistent with its charter or applicable law, as may from time to time be assigned to the Compensation Committee by the Board. The Compensation Committee shall meet at such times and places as its members deem advisable, and shall make such recommendations to the Board as it considers appropriate.

     3.8 Resignation

     Any director may resign by giving notice in writing or by electronic transmission to the corporation. Unless the notice specifies a later time, the resignation will be effective when notice is given. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

     3.9 Vacancies and New Directorships

     Subject to the rights, if any, of the holders of any series of Preferred Stock to designate additional directors under circumstances specified in a Certificate of Designation, and except as provided in the Certificate of Incorporation, the Board shall be authorized to fill any vacancy or vacancies on the Board arising due to the death, resignation or removal of any director, or if the authorized number of directors is increased or if the stockholders fail at any annual or special meeting of stockholders at which any directors are elected, to elect the full authorized number of directors to be elected at that meeting. Vacancies in the Board may be filled by a majority of the remaining directors then in office, even through less than a quorum of the Board, or by a sole remaining director. Any director so elected shall hold office until the next annual meeting and until such director’s successor has been elected and qualified.

     3.10 Nominations of Directors; Election

     Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Certificate of Designation, only persons who are nominated in accordance with the following procedures will be eligible for election at a meeting of stockholders as directors of the Corporation.

     (a) Nominations of persons for election as directors of the Corporation may be made only at an annual meeting of stockholders (i) by or at the direction of the Board or (ii) by any stockholder who is entitled to vote for the election of directors at such meeting and who complies with the procedures set forth in this Section 3.10. All nominations by stockholders must be made pursuant to timely written notice to the Secretary.

     (b) To be timely, stockholder’s notice must be in writing and delivered to or mailed and received at the principal executive offices of the corporation not less than 60 or more than 90 calendar days prior to the anniversary date of the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting of stockholders. However, if an annual meeting was not held during the prior year or if the annual meeting is called for a date that is not within 30 calendar days before or after the anniversary of the prior year’s annual meeting, notice by the stockholder in order to be timely must be so received no later than the close of business on the later of (a) 90 calendar days prior to the annual meeting or (b) the tenth calendar day following the first public announcement of the date of the annual meeting. In no event will the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. For purposes of the foregoing, the date on which the Corporation first mailed its proxy materials to stockholders will the date so described in such proxy materials.

     (c) To be in proper written form, such stockholder’s notice must set forth or include: (i) the name and address, as they appear on the Corporation’s books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of records of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and/or series and number of shares of capital stock of the Corporation owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (a) the stockholder giving the notice, (b) the beneficial owner on whose behalf the notice is given, (c) each nominee, and (d) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission under the Exchange Act had the nominee been nominated, or intended to be nominated, by the Board; and (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected. At the request of the Board, any person nominated by the Board for election as a director must furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination that pertains to the nominee. The Chairperson of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Section 3.10(c), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations there under with respect to the matters set forth in these Bylaws.

     (d) Notwithstanding anything in these Bylaws to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 60 calendar days prior to the anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders, a stockholder’s notice required by these Bylaws will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to or mailed and received at the principal executive offices of the Corporation no later than the close of business on the tenth day following the day on which such public announcement was first made by the Corporation.

     3.11 Regular Meetings

     Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place whether within or without the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.

     3.12 Special Meetings

     Special meetings of the Board may be called by the Chairperson of the Board, the Chief Executive Officer of the Corporation or by a majority of the Board and notice will be deemed given to each director by whom such notice is not waived, if it is given 24 hours before the start of the meeting (i) in person, (ii) by facsimile telecommunication, when directed to a number at which the director has consented to receive notice, (iii) by electronic mail, when directed to an electronic mail address at which the director has consented to receive notice, or (iv) by other similar medium of communication, or if it is given 72 hours before the start of the meeting by mail, when deposited in the United States mail, postage prepaid, and when directed to an address to which the director has consented to receive notice. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as it determined by the Board or specified in the notice of any such meeting.

     3.13 Quorum

     At all meetings of the Board, a majority of the Board will constitute a quorum. Every act performed or decision made by a majority of the directors present at a meeting duly held at which a quorum is present will be regarded as the act of the Board, unless a greater number is required by the Delaware General Corporate Law or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board, the directors present at the meeting may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum was present may continue notwithstanding the withdrawal of directors.

     3.14 Participation in Meetings by Remote Communications

     Members of the Board may participate in a meeting through use of conference telephone, videophone or similar communications equipment, so long as all members participating in the meeting can hear and speak with one another, and such participation in a meeting will constitute presence in person at the meeting.

     3.15 Adjournment

     A majority of the directors present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and place. If a meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place will be given prior to the time of the adjourned meeting to the directors that were not present at the time of adjournment.

     3.16 Action Without Meeting

     Any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     3.17 Prohibition on Loans to Directors

     Under no circumstances whatsoever will the corporation make a personal loan to any director.

     3.18 Compensation

     The Board may establish such compensation for, and reimbursement of the expenses of, members of the Board and committees of the Board, as the Board may determine.

SECTION 4. OFFICERS

     4.1 General

     The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary, of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairperson and one or more Vice Presidents, as they may deem proper. None of the officers of the Corporation need be directors or stockholders. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. Two or more offices may be held by the same person. Vacancies in any office may be filled by the Board of Directors.

     4.2 Other Officers and Agents

     The Board of Directors may appoint such other officers, consultants and agents as it may deem advisable, who shall hold heir offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Board of Directors may fill any officer vacancies.

     4.3 Chairperson

     The Chairperson of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors. At the request of the Chairperson of the Board of Directors or in such person’s absence or in the event of such person’s inability or refusal to act the majority of the Board may appoint an acting Chairperson who shall perform the duties of the Chairperson of the Board of Directors, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairperson of the Board of Directors.

     4.4 Chief Executive Officer

     The Chief Executive Officer shall, subject to the control of the Board of Directors and the Chairperson of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time shall be assigned to him or her by these Bylaws or by the Board of Directors.

     4.5 President

     The President shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation, as well as such powers and duties as from time to time shall be assigned to such person by these Bylaws, by the Board of Directors, or by the Chief Executive Officer.

     4.6 Vice President

     Each Vice President shall have such powers and shall perform such duties as shall be assigned to such person by the President and/or the Chief Executive Officer.

     4.7 Chief Financial Officer

     The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The financial records of the corporation shall at all reasonable time be open to inspection by any Director. The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be described by the Board of Directors or these Bylaws.

     4.8 Secretary

     The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer, the President, the Board of Directors or stockholders, upon whose requisition the meeting is called as provided in these Bylaws. He or she shall record all the proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Chief Executive Officer, the President or the Board of Directors. He or she shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Chief Executive Officer, the President or the Board of Directors, and attest the same.

     4.9 Treasurer

     The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, sign certificates for shares of the corporation; and in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board. In the absence of the Treasurer, an Assistant Treasurer appointed by the Board may perform the duties of the Treasurer.

     4.10 Salaries

     The salaries of the officers shall be fixed from time to time by the Board, the Compensation Committee of the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reasons of the fact that he or she is also a Director of the corporation.

     4.11 Prohibition on Loans to Officers

     Under no circumstances whatsoever will the corporation make a personal loan to any officer of the corporation.

     4.12 Removal and Resignation

     Any officer may be removed, either with or without cause, by the Board at any time. Any officer may resign at any time upon written notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

     5.1 Contracts

     The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

     5.2 Loans to the Corporation

     No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

     5.3 Checks, Drafts, Etc.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

     5.4 Deposits

     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

SECTION 6. STOCK

     6.1 Certificates

     Certificates representing shares of stock of the Corporation will be in such form as is determined by the Board or a committee thereof, subject to applicable legal requirements. Each certificate will be numbered and its issuance recorded in the books of the Corporation and each certificate will exhibit the holder’s name and the number of shares and will be signed by, or in the name, of, the Corporation by the Chairperson of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary or the Chief Financial Officer, Treasurer or an Assistant Treasurer, and may also be signed by, or bear the facsimile signature of, any properly designated transfer agent of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon the certificates may be facsimiles, engraved or printed. The Certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be an officer at the time certificates are issued and delivered.

     6.2 Classes of Stock

     The designations, preferences and relative participating, optional or other special rights of the various classes of stock or series thereof, and the qualifications, limitations or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Corporation issues to represent its stock or, in lieu thereof, such certificates will set forth the office of the Corporation from which the holders of certificates may obtain a copy of such information.

     6.3 Transfers

     Stock of the Corporation shall be transferable in the manner prescribed by applicable law, and as provided in the Certificate of Incorporation and in these Bylaws. Upon surrender to the corporation or the transfer agent of the Corporation of a certificate for shares transferable hereunder, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the corporation to issue, or cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the prior certificate and record the transaction upon its books. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “cancelled”, with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

     6.4 Lost, Stolen or Destroyed Certificates

     The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the record holder of shares represented by such lost, stolen or destroyed certificate or certificates to provide the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

SECTION 7. NOTICES

     7.1. General

     Whenever by law or pursuant to the provisions of the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his, her or its address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail. Notice to directors may also be given by overnight courier, telephone, form of electronic transmission or as may otherwise be permitted by these Bylaws. Notice to a stockholder may also be given by a form of electronic transmission consented to by the stockholder. Notice by overnight courier will be deemed to be given one business day after being dispatched; notice by telephone will be deemed to be given when given personally; notice by facsimile telecommunication will be deemed to be given when directed to a number at which the director or stockholder has consented to receive notice; notice by electronic mail will be deemed to be given when directed to an electronic mail address at which the director or stockholder has consented to receive notice; notice by posting on an electronic network, together with separate notice to the director or stockholder of such specific posting, will be deemed to be given upon the later of (a) such posting, and (b) the giving of such separate notice; and notice by any other form of electronic transmission will be deemed to be given when directed to the director of shareholder.

     7.2. Waiver

     Whenever any notice is required to be given by the Delaware General Corporate Law or pursuant to the provisions of the Certificate of Incorporation of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice or such person’s duly authorized representative, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting, in person, by proxy or by remote participation, will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 8. INDEMNIFICATION

     8.1. Indemnification

     The Corporation shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporate Law and may, if and to the extent authorized by the Board,

so indemnify any other person whom it has the power to indemnify against any liability, expense or other matter whatsoever.

     8.2. Additional Indemnification Rights

     The rights of indemnification provided for in this Section 8 shall be in addition to any rights to which any such director, officer or employee may be entitled under any agreement, vote of stockholders, the Certificate of Incorporation, or as a matter of law or otherwise.

     8.3. Insurance

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of any of its affiliates or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the Delaware General Corporate Law.

SECTION 9. OTHER PROVISIONS

     9.1 Inspection of Bylaws

     Upon the written request of any stockholder, the Corporation shall furnish to such stockholder a copy of these Bylaws as amended to date.

     9.2 Books and Records

     The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders, the Board, and any committee of the Board, and shall keep at its registered office of principal place of business or at the office of its transfer agent or register, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

     9.3 Fiscal Year

     The fiscal year of the Corporation will be fixed from time to time by the Board.

     9.4 Seal

     The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     9.5 Time Periods

     In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded and the day of the event will be included.

     9.6 Securities of Other Corporations

     The Chief Executive Officer or Chief Financial Officer shall have the power and authority to transfer, endorse for transfer, vote, and take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy or consent with respect to any such securities, except as may be prohibited by law or applicable regulations.

     9.7 Headings

     The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

     9.8 References

     Whenever in these Bylaws the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.

SECTION 10. AMENDMENTS

     Except as otherwise provided by the Delaware General Corporate Law or the Certificate of Incorporation, these Bylaws or any of them may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (b) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders.